Exhibit 10.1

PATRIOT CARE CORP.

Application 3 of 3, Exhibit 5.1

LEASE AGREEMENT

BETWEEN

PAGSON, LLC

a Delaware limited liability company

(“Landlord”)

and

Patriot Care Corporation

(“Tenant”)

PATRIOT CARE CORP.

Application 3 of 3, Exhibit 5.1

LEASE AGREEMENT

This Lease Agreement (the “Lease”) is entered into this 1st day of December, 2013 between PAGSON, LLC, a Delaware limited liability company (“Landlord”) and PATRIOT CARE CORPORATION, (“Tenant”), who agree as follows:

LEASE OF PREMISES

Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord on the Commencement Date, upon the provisions and conditions set forth herein, that property known as 70 Industrial Avenue East, Lowell, MA, as the same is more fully described on Exhibit “A” attached hereto (the “Property”) together with that commercial building and related facilities located thereon and all furnishings, fixtures and equipment therein, as the same are more fully described on Exhibit “B” (collectively the “Building”). The Property and the Building may hereafter be referred to collectively as the “Premises.”

BASIC LEASE PROVISIONS

The following are the Basic Lease Provisions of this Lease. Other sections of this Lease explain and define the Basic Lease Provisions in more detail and are to be read in conjunction herewith. In the event of any conflict between the Basic Lease Provisions and the other sections of this Lease, the balance of this Lease shall control.

1.	RENTABLE AREA OF PREMISES: 5,800 square feet, this also represents 15.9% of the total square footage of the building.

2.	INITIAL TERM: Five (5) years.

3.	OPTION TO RENEW: Two (2) five (5) year options $10.00 per SF NNN for the first option and $11.00 per SF NNN for the second option.

4.	COMMENCEMENT DATE: January 1st, 2014.

5.	RENT COMMENCEMENT DATE: March lst, 2014

6.	BASIC ANNUAL RENT FOR INITIAL TERM: Nine Dollars per rentable square foot of the Premises per year triple net ($52,200.00 annually), for 5 years

7.	DEPOSIT: $13,050.00 First, Last and Security

8.	ADDRESSES:

Landlord:	Tenant:

Pagson, LLC	Patriot Care Corporation
70 Industrial Avenue East	70A Industrial Avenue East
Lowell MA 01852	Lowell MA 01852
Attn: William J. Roderick	Attention: Robert Mayerson

9. PERMITTED USES: The Premises shall be used as a medical marijuana dispensary with possible inclusion of a kitchen, laboratory, research, or office area in accordance with all Massachusetts laws, rules, and regulations, particularly 105 CMR 725.000 et seq.

10. TERMINATION RIGHT: Tenant shall have the absolute right to terminate this Lease if it does not receive a license from the Commonwealth of Massachusetts to operate a marijuana dispensary in this location following its Phase 2 application to be submitted on November 21, 2013, or the necessary permits for such operation from the City of Lowell. In the event of such termination, Landlord shall return any amounts paid as a Security Deposit, as that term is defined below.

PATRIOT CARE CORP.

Application 3 of 3, Exhibit 5.1

ARTICLE 1 - TERM

1.1 Initial Term. The initial term of this Lease (“Initial Term”) shall commence upon the Commencement Date and shall expire on that date which is five (5) years from the Commencement Date. In any event, this Lease shall terminate if the Tenant fails to obtain a license from the Commonwealth of Massachusetts to operate a medical marijuana dispensary in the City of Lowell or any permits or approvals required to operate such dispensary from the City of Lowell. Prior to Commencement, Landlord agrees to hold the Premises for Tenant until Tenant receives its licensing approval from the Commonwealth of Massachusetts (hereinafter, the “Holding Period”). The Holding Period shall not exceed three (3) months and commences October 1, 2013. In exchange for Landlord’s agreement to hold, Tenant shall pay Lessor $2,000 on October 1, 2013 and on the first day of each month thereafter until Commencement. Should the Tenant be unsuccessful in obtaining such dispensary license from the Commonwealth or any permits or approvals required to operate such dispensary from the City of Lowell, the agreement to hold may be cancelled by Tenant upon thirty (30) days written notice to Landlord. Tenant shall not be entitled to possession during the Holding Period. In the period subsequent to the termination of the Holding Period but prior to the Rent Commencement Date, Tenant shall pay Lessor $3,175.00 on the first of each month of this period (i.e. January and February 2014).

1.2 Extension. Tenant is granted an option to extend this Lease for two successive five (5) year periods upon the expiration of the Initial Term of this Lease. Tenant shall exercise its option to extend the Lease by giving written notice of Tenant’s intent to exercise its option no later than sixty (60) days prior to the expiration of a Lease term. Landlord shall have the right to place ordinary “for lease” signs on the Premises any time within sixty (60) days prior to the expiration of this Lease should Tenant not exercise its option to renew in a timely manner and to show the premises to prospective purchasers or tenants upon twenty-four (24) hours advanced notice during such period. Rent during the extended term(s) shall be as set forth in the Basic Lease Provisions, paragraph 3.

ARTICLE 2 - RENT

2.1 Basic Monthly Rent. On the Rent Commencement Date as set forth in Paragraph 5 of the Basic Lease Provisions, Tenant shall pay to Landlord, as monthly rent (“Basic Monthly Rent”), one-twelfth of the amount set forth in Paragraph 6 of the Basic Lease Provisions, as applicable. Basic Monthly Rent and all other amounts payable hereunder shall thereafter be paid to Landlord by ACH in advance of the first day of each month during all terms of this Lease, without deduction or offset, in lawful money of the United States of America to such place as Landlord may designate in writing. If the Initial Term commences on other than the first day of a calendar month, then there shall be paid on the Commencement Date a pro rata portion of the Basic Monthly Rent based upon the number of days remaining in such month.

2.2 Past Due Rent. Any amount payable hereunder, including Basic Monthly Rent and any other charge (collectively the “Rent”), not paid when due shall bear interest from the date due until the date paid at the prime rate as listed in the Wall Street Journal (“Interest Rate”). The payment of such interest shall not excuse or cure any default or modify any obligation of Tenant under this Lease.

2.3 Late Fee. Tenant acknowledges that the late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs may include, without limitation, administrative costs, processing and accounting charges, and late charges which may be imposed on Landlord. Accordingly, if any installment of Rent shall not be received by Landlord within five (5) business days after the date that such amount is due and payable, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in the amount of five percent (5%) of the amount due. The parties agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of the late payment by the Tenant. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to such overdue amount nor prevent Landlord from exercising any of its rights or remedies hereunder.

PATRIOT CARE CORP.

Application 3 of 3, Exhibit 5.1

2.4 Security Deposit. On December 2, 2013, Tenant shall cause to be paid by ACH to Landlord, in lawful money of the United States of America to such place as Landlord may designate in writing, the amount of $13,050.00, being Basic Monthly Rent for the first month of the Initial Term in the amount of $4,350.00, as the same may be prorated, and the amount of $4,350.00 for the Basic Monthly Rent for the last month of the Initial Term, and an additional amount of $4,350.00 as security as specified in Paragraph 7 of the Basic Lease Provisions (collectively, the “Security Deposit”). Upon Tenant’s exercise of its Termination right provided in paragraph 10 of the Basic Lease Provisions above, the Security Deposit shall be returned to the Tenant in the event Tenant fails to obtain a license from the Commonwealth of Massachusetts to operate a marijuana dispensary following its Phase 2 application on November 21, 2013 or obtain any permits necessary to operate such dispensary from the City of Lowell. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of this Lease. If Tenant defaults under this Lease, following any applicable grace and cure periods, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or to compensate Landlord for any other loss or damage which Landlord may suffer thereby. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount thereof. Landlord shall not be required to maintain the Security Deposit separate from its general accounts. The Security Deposit, or any balance thereof that has not theretofore been applied by Landlord, shall be applied to the Basic Monthly Rent for the last month of the Term, as applicable. In the event of assignment of Landlord’s interest in this Lease, Landlord shall transfer the Security Deposit to Landlord’s successor in interest whereupon Landlord shall be released from all liability for the return or accounting therefor. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit.

2.5 Rent. For purposes hereof all amounts payable by Tenant to Landlord, regardless of how described or denominated, shall be considered Rent.

ARTICLE 3 - ACCEPTANCE OF PREMISES

3.1 Acceptance of Premises. Landlord will deliver the Premises broom clean with all structural, mechanical, lighting, plumbing, electrical, HVAC and building systems as required herein, in good working order, and in compliance with all applicable code. Tenant is responsible for compliance with code for its specific use. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representations or warranties with respect to the suitability or fitness of the Premises for the conduct of Tenant’s business or for any other purpose. The taking of possession or use of the Premises by Tenant shall conclusively establish that the Premises were at such time ready for occupancy and in conformity with the provisions of this Lease in all respects. Nothing contained in this Article shall affect the commencement of the Initial Term or the obligation of Tenant to pay any Rent due under this Lease.

ARTICLE 4 - SERVICES AND UTILITIES

4.1 Services. Notwithstanding the Landlord’s obligations as described in this Lease, Tenant shall be solely responsible for securing and arranging all maintenance and other services necessary to operate and utilize the Premises for the purposes contemplated by Tenant. Such services shall be secured by Tenant in its name and Tenant shall be solely responsible for paying any and all costs related to such services, effective upon the Commencement Date of this Lease.

4.2 Utilities. Effective upon the Commencement Date of this Lease, Tenant shall be solely responsible for, and shall promptly pay, the cost of all water, electricity, gas, telephone, cable television, trash removal and other utilities used or consumed in connection with occupancy and use of the Premises, directly to the applicable utility company or provider. In no circumstance shall Landlord be liable to Tenant for any claim of loss or damage arising from the failure or inability, for any reason, or any supplier of any such utility to provide the utility to the Premises. Tenant shall have caused all utility accounts related to the Premises to be placed in Tenant’s name, and shall make all payments on and from that date forward. Notwithstanding any provision herein to the contrary, in the event that any utility service to the Premises is interrupted for more than three (3) consecutive business days due to no fault, act or omission of Tenant, Basic Monthly Rent due hereunder shall thereafter abate until such service has been resumed.

PATRIOT CARE CORP.

Application 3 of 3, Exhibit 5.1

ARTICLE 5 – TAXES

5.1 Real Property Taxes. Upon the Commencement Date, Tenant shall pay its proportionate share of the real property taxes related to the Premises for each year of the Initial Term, and Extended Term if applicable. The Tenant’s proportionate share will be based on the percentage referenced in Section 1 of the Basic Lease Provisions herein. Such monthly tax payment shall be paid by Tenant to Landlord in the same manner as set forth in Section 2.1 above. The monthly amount invoiced to Tenant related to real property taxes shall be adjusted each calendar year based on the previous year’s real property taxes. Landlord shall deliver to Tenant after the expiration of each calendar year a reasonably detailed statement showing the actual real property taxes incurred during the preceding year related to the Premises. If Tenant’s actual payments under this Section 5.1 during said preceding calendar year exceed the actual amount indicated on said statement, Tenant shall be credited the amount of such overpayment against that real property tax invoice next becoming due. If Tenant’s actual payments under this Section 5.1 during said preceding year were less than the amount of such taxes indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of said statement. Tenant’s obligation to pay real property taxes under this Section 5.1 shall survive the expiration or termination of the Lease. Tenant shall have the right, in its sole discretion, to file for tax certiorari proceedings with respect to the Premises, in which case Landlord shall reasonably cooperate with respect to same.

5.2 Personal Property Taxes. Tenant shall pay before delinquency all taxes, levies, assessments, charges and fees assessed or charged against Tenant’s business, leasehold improvements, trade fixtures, equipment, inventory and other personal property. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If Tenant fails to pay any such taxes, levies, assessments, charges or fees, Landlord may, but shall not be required to, pay the same and bill Tenant the amount thereof.

ARTICLE 6 – MAINTENANCE, ALTERATIONS AND REPAIRS

6.1 Tenant to Maintain. The obligations of Tenant under this Article will extend, without limitation, to the maintenance, repair and replacement of all glass and plate glass, exterior doors, all electrical, mechanical, plumbing, HVAC and other systems, any signage erected by Tenant, all non-structural interior components of the Building, all non-structural exterior components of the Building, and snowplowing of sidewalks.. Tenant shall perform regular preventive maintenance, including maintaining a service contract, on the heating, ventilating and air conditioning system (HVAC) and will be responsible for all repairs below $500 (exclusive of the service contract), not to exceed $2,500 cumulatively for any lease year, provided there is no material change to the HVAC work load based on the current vent/duct configuration and utilization. Tenant will submit all tenant improvement plans to Landlord in advance of any final implementation. Landlord will be responsible for replacement of the HVAC system, if necessary. Tenant shall be solely responsible for any and all property management and/or janitorial fees incurred in connection with the maintenance, repair and replacement of the Premises. To the extent necessary, Tenant will promptly do all work required to have the Premises comply with all governmental requirements hereafter enacted relating to health, safety, and Americans with Disabilities Act requirements and insurance requirements applicable at any time during the Initial Term. Tenant’s obligations under this Article 6 shall be subject to the normal wear and tear which does not affect the proper use of the Premises. All repairs performed by Tenant shall be of quality or class equal to the original mode of construction. To the extent Tenant does not maintain, replace or repair any component of the Premises as required herein in Landlord’s reasonable discretion, Landlord may undertake such maintenance, replacement or repair on its own and charge Tenant for all actual costs incurred in connection with such action.

6.2 Landlord to Maintain. Landlord shall maintain in good condition the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls, sub-

PATRIOT CARE CORP.

Application 3 of 3, Exhibit 5.1

flooring and roof, those portions of the exterior electrical, plumbing and sewage systems serving the Premises and the gutters and down spouts on the building. In addition,. Landlord is responsible for repairs and snow removal of the parking lot, as needed, and landscaping of the exterior of the Building.

6.3 Alterations. Tenant shall have the right to make any interior alterations, improvements or additions to the Premises with the approval of the Landlord for any such improvements, additions, or alterations in excess of Ten Thousand Dollars ($10,000.00), not to be unreasonably withheld. In addition, Tenant shall have the right to implement any security measures or devices on the exterior of the Building, including without limitation any security cameras, screening on windows on the perimeter, and/or metal posts in the ground along the perimeter in compliance with any applicable City of Lowell rule or regulation, with the Landlord’s approval not to be unreasonably withheld. In the event that Landlord fails, within ten (10) days of Landlord’s receipt of Tenant’s written request for consent to any alterations, improvements or additions and/or to the contractors or mechanics to be engaged by Tenant in connection therewith, together with such additional information as Landlord may reasonably request to evaluate such request, to respond in writing to such written request, Landlord’s consent shall be deemed given to such request. To the extent Landlord does not consent to any such request, Landlord shall set forth in writing in reasonable detail the reasons for such disapproval. All alterations, improvements or additions made to the Premises shall become Landlord’s property and remain upon the Premises at the termination or expiration of the Lease (excepting only Tenant’s moveable office furniture, trade fixtures, security equipment, and office and professional equipment); provided, however, that at the time the alteration, improvement or addition was made to the Premises, Landlord informed Tenant of its intention to do so. All alterations, improvements and additions shall be made in a good and workmanlike manner using first class materials, which shall be at least equal in quality to the original installations. Tenant shall use licensed contractors to perform all alterations which exceed Ten Thousand Dollars ($10,000.00).

6.3 Mechanic’s Liens. Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Premises arising out of any work as contemplated in Section 6.2 above or otherwise. Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant or to anyone holding or occupying the Premises through or under Tenant, and that no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Premises. Landlord may at any time, and at Landlord’s request Tenant shall promptly, post any notices on the Premises regarding such non-liability of Landlord.

6.4 Hazardous Materials. Tenant agrees not to use, generate, store or dispose of Hazardous Materials on or about the Premises, or to transport Hazardous Materials to or from the Premises or permit anyone else to do so, except in accordance with all applicable environmental state, federal and local laws, by-laws, rules and regulations. “Hazardous Materials” shall mean oils, hazardous substances, hazardous wastes and hazardous materials as defined under any applicable federal, state or local law or regulation and does not include materials used to control rodent or insect infestation. Tenant indemnifies, defends, protects and holds Landlord harmless from all costs, damages, liens and expenses (including attorney’s fees and court costs) related to the maintenance, creation, use, storage or discharge of any toxic substances or Hazardous Materials upon the Premises caused by Tenant, but not resulting from the discovery by Tenant of a pre-existing condition. Landlord indemnifies, defends, protects and holds Tenant harmless from all costs, damages, liens and expenses (including attorney’s fees and court costs) related to the maintenance, creation, use, storage or discharge of any toxic or hazardous substances or materials upon the Premises that occurred prior to the Commencement Date. Landlord represents that there are currently no known Hazardous Materials on the Premises.

ARTICLE 7 - PREMISES

7.1 Permitted Use. Tenant shall use and occupy the Premises for the purpose of operating a marijuana dispensary with possible inclusion of kitchen, laboratory, research or office area, in accordance with all Massachusetts laws, rules and regulations, particularly 105 CMR 725.000 et seq.

PATRIOT CARE CORP.

Application 3 of 3, Exhibit 5.1

7.2 Conduct of Business. Tenant shall not use the Premises or permit anything to be done in or about the Premises which shall: (i) conflict with any Massachusetts law, statute, ordinance, or governmental rule or regulation, the requirements of the Certificate of Occupancy for the Premises or with the requirements of any covenant, condition or restriction affecting the Premises (collectively the “Regulations”) [Please provide a list of such Regulations affecting the Premises); and (ii) increase the rate for fire or other insurance currently in effect for the Premises. Tenant shall, at its sole cost and expense, promptly comply with all Regulations in force or which may hereafter be in force, and with the requirements of any fire or other insurance underwriters or other similar body affecting the use and occupancy of the Premises. Tenant shall not cause, maintain, or permit any nuisance or waste in, on, or about the Premises that is inconsistent with its use of the Premises.

7.3 Signage. Tenant shall be allowed to erect signage on the Premises related to Tenant’s company and business.

7.4 Parking. For the duration of the Lease, Tenant shall have the exclusive right to utilize 20 parking areas located in front of the leased Property, which shall include exclusive use of those two handicap parking spaces located in front of the Premises. In addition, Tenant will have access to sufficient parking spaces as required by the City of Lowell permitting authority.

7.5 Damage to Premises; Notice. Neither Landlord nor its partners, agents, servants or employees shall be liable to Tenant for any damage to the Premises resulting from any act of negligence or willful misconduct of Tenant or any other occupant of the Premises. Tenant agrees to pay for all damage to the Premises caused by Tenant’s misuse or neglect of the Premises, its apparatus or appurtenances, or caused by any licensee, contractor, agent or employee of Tenant, but only to the extent not covered by insurance required to be maintained under Article 10 of this Lease. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Premises. Tenant shall not be liable for any damage to the Premises resulting from any act of negligence or willful misconduct of Landlord or its partners, agents, servants or employees and Landlord agrees to pay for the repair or replacement of any portion of the Premises damaged by such acts.

7.6 Landlord’s Right of Entry. Tenant shall permit Landlord to enter the Premises, with notice and at all times escorted by Tenant or any of Tenant’s authorized agents, provided that the timing of such entry will not unreasonably disturb or interfere with Tenant’s use of the Premises and operation of its business, for any one or more of the following purposes: (a) to examine or inspect the Premises; (b) to show the Premises to Persons considering purchasing or (during the last nine (9) months of the term) leasing the Premises; (c) to maintain, repair, or replace any component of the Premises that Tenant has failed to maintain, repair or replace in accordance with the provisions of this Lease, or to make Capital Repairs; (d) to take such steps as Landlord may reasonably determine necessary for the safety, improvement and preservation of the Premises; (e) as may be necessary to comply with the laws, orders or requirements of governmental or other authority; and (f) to post notices of non-responsibility in a visible location provided by Tenant therefor. In regard to entry for those purposes set forth in subsections (a) and (d) above, Landlord may only exercise such access rights once in any three (3) month period unless otherwise allowed by Tenant. Landlord shall consult with and give reasonable notice to Tenant prior to any entry upon the Premises pursuant to this Section 7.6. Landlord shall indemnify Tenant for all losses and damages to the Premises and to fixtures and personal property of Tenant (but not for loss of business or good will) arising from Landlord’s (or its agent’s) negligence or willful misconduct during such an entry. Under no circumstances will any entry made for any of the reasons described above or any consequences thereof (including without limitation, any work done, or services temporarily reduced or shut off): (i) constitute an eviction of Tenant or default of Landlord’s obligation to provide quiet enjoyment; (ii) in any way affect the legal validity of this Lease; or (iii) entitle Tenant to any diminution or abatement of any Rent. Notwithstanding anything to the contrary in this Lease, Landlord may enter the Premises in cases of emergency without prior notice to Tenant and without any obligation to avoid interfering with the operation of Tenant’s business. If Tenant is not personally present to open and permit an entry into the Premises at any time when such entry by Landlord is necessary due to emergency circumstances, Landlord understands the Premises will be alarmed.

PATRIOT CARE CORP.

Application 3 of 3, Exhibit 5.1

ARTICLE 8 - ASSIGNMENT AND SUBLETTING

8.1 General. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed: (a) assign, mortgage, pledge, encumber or otherwise transfer this Lease, the term or estate hereby granted, or any interest hereunder; (b) permit the Premises or any part thereof to be utilized by anyone other than Tenant (whether as concessionaire, franchisee, licensee, permittee or otherwise); or (c) except as hereinafter provided, sublet or offer or advertise for subletting the Premises or any part thereof. Notwithstanding the foregoing, the Tenant shall have the absolute right to assign or sublet all or a portion of the Premises to any subsidiary or affiliate without Landlord’s consent. Except as otherwise provided, any assignment, mortgage, pledge, encumbrance, transfer or sublease without Landlord’s consent shall be voidable and, at Landlord’s election, shall constitute a default. Any proposed assignment or sublet of the Premises may be for uses other than those listed in Section 7.1 herein, provided they are allowed uses under all existing zoning and other governmental regulations and provided Landlord has provided its consent to such change in use, which consent shall not be unreasonably withheld, conditioned, or delayed.

8.2 Continuing Liability of Tenant. Regardless of Landlord’s consent, no subletting or assignment shall release Tenant’s obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. If any assignee of Tenant or any successor of Tenant defaults in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. If Tenant assigns this Lease, or sublets all or a portion of the Premises, or requests the consent of Landlord to any assignment or subletting, then Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection therewith.

8.3 Bankruptcy. To the extent permitted under then-applicable law, if a petition is filed by or against Tenant for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), and Tenant (including for purposes of this Section Tenant’s successor in bankruptcy, whether a trustee or Tenant as debtor in possession) assumes and proposes to assign, or proposes to assume and assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of its future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after the Tenant has made or received such offer, but in no event later than ten (10) days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes final and non-appealable, to receive an assignment of this Lease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease. If this Lease is assigned pursuant to the provisions of the Bankruptcy Code, Landlord: (i) may require from the assignee a deposit or other security for the performance of its obligations under the Lease in an amount substantially the same as would have been required by Landlord upon the initial leasing to a tenant similar to the assignee; and (ii) shall receive, as Rent, the sums and economic consideration described in Section 8. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the Tenant’s obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption. No provision of this Lease shall be deemed a waiver of Landlord’s rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease, to require a timely performance of Tenant’s obligations under this Lease, or to regain possession of the Premises if this Lease has neither been assumed nor rejected within sixty (60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent, shall constitute Rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

PATRIOT CARE CORP.

Application 3 of 3, Exhibit 5.1

ARTICLE 9 - NON-LIABILITY AND INDEMNIFICATION

9.1 Tenant’s Waiver of Claims and Indemnity. Tenant agrees that for the Initial and Extended Terms of this Lease and for such time as Tenant shall hold the Premises or any part thereof, Landlord shall not be liable to Tenant and Tenant shall defend (with counsel reasonably acceptable to Landlord), indemnify and hold Landlord, its managers, officers, agents, employees, independent contractors and invitees harmless from and against any and all liability for all injuries, loss, accidents, theft or damages to any property or persons, including death, and from all claims, actions, proceedings and costs in connection therewith, including reasonable counsel fees, arising from any act, omission, fault or negligence of Tenant, its officers, agents, employees, independent contractors, licensees or invitees, in, upon or about the Premises, from any cause whatsoever, except loss, damage or injury due to events occurring prior to the Commencement Date or caused solely by the gross negligence or willful misconduct of Landlord, its employees, independent contractors, licensees or invitees.

9.2 Landlord’s Waiver of Claims and Indemnity. Landlord shall indemnify, defend, and hold Tenant harmless from and against any and all claims for or arising from Landlords’ breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease. With respect to any injury or damage occurring within the Premises which are caused by the negligence or willful misconduct of the Landlord or managing agent or the employees, contractors or agents of the same, the Landlord shall indemnify and save harmless the Tenant from and against all claims arising therefrom, and this indemnity and hold harmless agreement shall include indemnity against all reasonable costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

ARTICLE 10 - INSURANCE

10.1 Insurance to be Carried by Tenant. At its own cost and expense, Tenant shall obtain and maintain throughout the Initial Term and Extended Term of this Lease the following insurance coverage: (a) commercial general liability insurance covering claims for injury to persons or property occurring in or about the Premises, or arising out of ownership, maintenance, use, or occupancy thereof by the Tenant, for no less than $1,000,000 per occurrence, which limit shall relate only to the Premises and no other properties which the Tenant may own or occupy as a tenant elsewhere; (b) a comprehensive special commercial package, covering the Premises and any and all of Landlord’s and Tenant’s improvements, equipment, trade fixtures, tools, inventory, and personal property in, at, or about the Premises, in the full amount of the replacement cost of the same and including an agreed amount endorsement eliminating the risk of co-insurance;; and (c) worker’s compensation and all other insurance coverages for Tenant’s employees, agents, servants, and others at or about the Premises in compliance with and as required by any and all applicable governmental regulations and statutes.

10.2 Policy Forms and Delivery. All Tenant insurance policies shall be taken out from responsible companies qualified to do business in Massachusetts and in good standing therein and shall be in a form reasonably satisfactory to Landlord. All insurance policies referred to in Section 10.1 shall name Tenant, Landlord, and Landlord’s mortgagees, as insureds, with loss payable to Landlord, Tenant, and such of Landlord’s mortgagees as Landlord may from time to time designate, as their respective interests may appear. Tenant shall deposit with Landlord certificates for such insurance at or prior to the Commencement Date, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled or modified without at least ten (10) days prior written notice to each insured named therein. Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Premises are located (even though an extra premium may result therefrom), Tenant agrees that, with respect to any hazard, the loss from which is covered by insurance then being carried by it, Tenant releases Landlord of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto; and Tenant further agrees that its insurance companies shall have no right of subrogation against Landlord on account thereof. Upon failure of Tenant to procure, maintain and place such insurance and pay all premiums and

PATRIOT CARE CORP.

Application 3 of 3, Exhibit 5.1

charges therefor as required under this Article 10, Landlord may, but shall not be obligated to, purchase such insurance, and in such event, Tenant shall pay all premiums and charges therefor to Landlord as Rent within five (5) days after demand.

ARTICLE 11 - TRANSFER OF LANDLORD’S INTEREST

In the event of a transfer of all of Landlord’s ownership interest in the Premises, other than a transfer for security purposes only, Landlord shall be automatically relieved of all obligations and liabilities of Landlord hereunder accruing from and after closing of such transfer, provided that Landlord’s transferee expressly assumes such obligations.

ARTICLE 12 - DAMAGE OR DESTRUCTION

12.l Repair or Termination.

(a) If the Premises are damaged by fire or other casualty of the type insured by Landlord the damage shall be repaired by Landlord; provided such repairs can reasonably be made within one hundred twenty (120) days after the commencement of repairs without the payment of overtime or other premiums and that the insurance proceeds are sufficient to pay the costs of such repairs. Landlord shall give written notice to Tenant within thirty (30) days after the occurrence of the damage if Landlord concludes the damages can be so repaired. If Landlord determines that the damage cannot reasonably be repaired within such timeframe (with Landlord’s failing to deliver the required notice being construed as such), then either party may terminate this Lease by written notice to the other delivered within sixty (60) days after the occurrence of the damage. Until such repairs are completed, Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of Rent by reason of any portion of the Premises being unusable for a period of three (3) days or less). If the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of Rent. If Landlord is required or elects to restore the Premises, Landlord shall not be required to restore alterations made by Tenant, Tenant’s improvements, trade fixtures and personal property, such items being the sole responsibility of Tenant to restore.

(b) Landlord shall not be liable for any failure to timely make any such repairs if such failure is caused by accidents, strikes, lockouts or other conditions beyond the reasonable control of Landlord.

(c) If such repairs cannot reasonably be made within such one hundred twenty (120) days, or if such repairs will cost more than the available insurance proceeds, Landlord may, at its option, make such repairs within one hundred eighty (180) days and, in such event, this Lease shall continue in effect and the Basic Monthly Rent shall be abated in the manner provided above. Landlord’s election to make such repairs must be evidenced by written notice to Tenant advising Tenant within thirty (30) days after the occurrence of the damage whether or not Landlord will make such repairs. If, for any reason, such restoration shall not be substantially completed within one hundred eighty (180) days after the occurrence of the casualty (which period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord’s reasonable control, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within sixty (60) days after the expiration of such period (as so extended). This Lease shall cease and come to an end without further liability or obligation on the part of either party upon such giving of notice by Tenant.

(d) All proceeds of any insurance maintained by Tenant or Landlord upon the Premises (including insurance on Tenant improvements) shall be used to pay for the repairs to the property covered by said insurance, to the extent that repairs are made pursuant to this Article.

(e) Either party shall have the right to terminate this Lease if more than fifty percent (50%) of the Premises is damaged during the last eighteen (18) months of the Initial Term, as applicable.

PATRIOT CARE CORP.

Application 3 of 3, Exhibit 5.1

12.2 Loss of Enjoyment. No damages, compensation or claim shall be payable by Landlord to Tenant for any inconvenience, loss of business or annoyance of Tenant arising from any repair or restoration of any portion of the Premises performed by Landlord or its agents. Landlord shall use good faith efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant’s use and occupancy of the Premises.

12.3 Automatic Termination. A total destruction of the Premises shall automatically terminate this Lease.

ARTICLE 13 - DEFAULTS AND REMEDIES

13.1 Events of Default. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(a) Any failure by Tenant to pay Rent as and when due, where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant;

(b) Any failure by Tenant to observe and perform any other material provision of this Lease where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s obligation is such that more than thirty (30) days are required for its performance, then Tenant shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion;

(c) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor or to have debts discharged or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interests in this Lease, where possession is not restored to Tenant within sixty (60) days; the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

13.2 Landlord’s Remedies. In addition to any other remedy provided under this Lease, upon the occurrence of any event of default, Landlord shall have the option to pursue any one or more of the following remedies without notice or demand whatsoever:

(a) Give Tenant written notice of intent to terminate this Lease on the date of such notice or on any later date as may be specified therein, whereupon Tenant’s right to possession of the Premises shall cease and this Lease, except as to Tenant’s liability, shall be terminated. (At Landlord’s option and in its sole discretion and if Landlord so expressly notifies Tenant in writing, Landlord may release Tenant from liability hereunder.)

(b) In the event this Lease is terminated in accordance with the provisions of this Article 13, Tenant shall remain liable to Landlord for damages in an amount equal to the Rent and other sums which would have been owing by Tenant hereunder for the balance of the Initial Term, as applicable, had this Lease not been terminated, less the net proceeds, if any, of any re-letting of the Premises by Landlord subsequent to such termination, after deducting all Landlord’s reasonable expenses, including, without limitation, all repossession costs, brokerage commissions, reasonable attorneys’ fees and disbursements, repair costs and expenses of preparation for such re-letting. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting, provided that Landlord agrees to use reasonable efforts to mitigate damages by re-letting the Premises as expeditiously as practicable. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the Rent and other charges would have been payable hereunder if this Lease had not been terminated.

(c) Re-enter and take possession of the Premises or any part thereof, and repossess the same and expel Tenant and those claiming through and under Tenant, and remove the effects of both or either, without breach of the peace, without being liable for prosecution thereof, without being deemed guilty of any manner of trespass, and without prejudice to any

PATRIOT CARE CORP.

Application 3 of 3, Exhibit 5.1

remedies for arrears of Rent or preceding breach of covenants or conditions, but subject to the Tenant’s obligations pursuant to the regulations contained in 105 CMR 725.000 et seq., including any obligations regarding the legal transport, storage, and disposal of medical marijuana. Should Landlord elect to re-enter as provided in this subparagraph, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, re-let the Premises or any part thereof in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Initial Term of this Lease) and on such conditions and upon other terms (which may include concessions of free Rent and alterations and repair of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the Rents therefor. Landlord shall in no way be responsible or liable for any failure to collect any Rent due upon such re-letting, except that Tenant does not hereby waive any defense which Tenant may have for Landlord’s failure to make reasonable efforts to release the Property, on which terms and conditions as Landlord sees fit. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry and/or re-letting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

13.3 Landlord Default and Tenant Remedies. Landlord shall not be in default unless it fails to perform the obligations required of Landlord by this Lease within thirty (30) days after written notice by Tenant to Landlord specifying which obligation(s) Landlord has failed to perform. Provided, however, that if the nature of the specified obligation(s) is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if it commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. If Landlord has not cured or commenced to cure the default set forth in said notice within said 30-day period, Tenant may at his option either (i) cure such default and deduct the reasonable costs and expenses incurred from the next and succeeding rent payment(s) or (ii) cancel this Lease and, in such event, this Lease shall thereupon cease, terminate, and come to an end with the same force and effect as though the original demised term had expired at that time.

ARTICLE 14 - CONDEMNATION

14.1 Eminent Domain. If any part of the Premises is taken by eminent domain or by conveyance in lieu thereof such that Tenant cannot reasonably operate its business, then this Lease, at the option of either party evidenced by notice to the other given within thirty (30) days from such taking or conveyance, shall forthwith cease and terminate entirely. In the event of such termination of this Lease, then Rent shall be due and payable to the actual date of such termination. If neither party terminates this Lease, this Lease shall cease and terminate as to that portion of the Premises so taken as of the date of such taking, and the Rent thereafter payable under this Lease shall be abated pro rata from the date of such taking in an amount by which that portion of the Premises so taken shall bear to the total area of the Premises prior to such taking.

14.2 Damages. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises shall be the property of Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for the taking of Tenant’s fixtures and other personal property or moving expenses if a separate award for such items is made to Tenant.

ARTICLE 15 - SURRENDER OF PREMISES, REMOVAL OF PROPERTY

15.1 Tenant’s Removal of Property. Upon the expiration or termination of the Initial Term of this Lease and if the Tenant has not exercised any right to renew or extend the Initial Term of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as the same are now or hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and in a reasonable state of cleanliness. In such event, Tenant shall, without expense to Landlord, remove from the Premises all debris, rubbish, furniture, equipment, business and trade fixtures,

PATRIOT CARE CORP.

Application 3 of 3, Exhibit 5.1

security equipment, free-standing cabinet work, moveable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises and all similar articles of any other persons claiming under Tenant. Unless otherwise requested to do so by Landlord at the time that Landlord approves such additions and improvements, however, Tenant shall not remove any additions or improvements to the Premises, such as carpet, interior partition walls and doors, “built-ins”, shelves, built-in fixtures or other similar items, and all personal property of Landlord located within and upon the Premises, it being understood and agreed that such items are and shall remain the property of Landlord. Tenant shall also repair, at its expense, all damage to the Premises resulting from such removal.

15.2 Abandoned Property. Whenever Landlord shall reenter the Premises as provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Initial Term of this Lease or any renewal or extension term or within ten (10) business days after a termination by reason of Tenant’s default, as provided in this Lease, shall be considered abandoned, and Landlord may remove any or all such items and dispose of same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant. This right is subject to Tenant’s obligations pursuant to 105 CMR 725.00, et seq., including those provisions applicable to the lawful storage, transport, and disposal of marijuana.

ARTICLE 16 - MISCELLANEOUS

16.1 Quiet Enjoyment. Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease.

16.2 Force Majeure. Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section, however, shall excuse or delay Tenant’s obligation to pay Rent or other charges under this Lease.

16.3 Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

16.4 Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

16.5 Attorneys’ Fees. If either party incurs any expense, including reasonable attorney’s fees, in connection with any action instituted by either party by reason of any dispute under this Lease or any default or alleged default of the other party, the party substantially prevailing in such action shall be entitled to recover its reasonable expenses from the other party.

16.6 Estoppel Certificates. Landlord and Tenant each agree at any time from time to time, within twenty (20) days of receipt of written request from the other, to execute, acknowledge and deliver to the other a statement in writing certifying: (a) that this Lease is unmodified and in full force and effect or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications; (b) as to the Commencement Date of the Lease and the expiration dates of the Initial Term; (c) as to the dates to which the Rent and other charges hereunder have been paid in advance, if any; (d) as to the amount of the current Basic Monthly Rent; (e) as to the subleases or assignments, if any, applicable to the Lease; (f) whether or not, to the best knowledge of such party, the other party is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which such party may have knowledge; and (g) any other information reasonably requested by such party. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the Premises, or any mortgagee, ground lessor or other encumbrancer thereof, or by an assignee of any such encumbrancer.

PATRIOT CARE CORP.

Application 3 of 3, Exhibit 5.1

16.7 Holding Over. Any holding over after the expiration or termination of the Initial Term of this Lease, as applicable, without the consent of the Landlord shall be construed to be a tenancy from month to month upon the same provisions and conditions as otherwise set forth herein except that the Rent shall equal 125% of the Rent payable (without reduction) during the last month of the Initial Term hereof. Tenant shall indemnify and hold Landlord harmless from and against all direct liability, costs, damages and expenses resulting from the delay by Tenant in surrendering the Premises, including any claims made by any succeeding or prospective tenant based on any such delay.

16.8 Notices. All notices, which Landlord or Tenant may be required or may desire to serve on the other shall be in writing and shall be served by personal delivery, by recognized express courier (e.g. Federal Express) or by mailing the same by registered or certified mail, return receipt requested, postage prepaid, addressed as set forth in the Basic Lease Provisions or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing in accordance with this Article. Any notice served by personal delivery shall be deemed effectively given when delivered at the party’s address. Any notice served by express courier shall be deemed effectively given one (1) business day after being sent for next day delivery. Any notice so given by mail as provided above shall be deemed effectively given five (5) days after being deposited in the U.S. mail.

16.9 Governing Laws. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

16.10 Headings and Titles. The marginal titles to the Articles and Sections of this Lease are inserted for convenience of reference only and shall have no effect upon the construction or interpretation of any part hereof.

16.11 Binding Effect. Subject to the limitations on assignment, subletting and transfers, this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

16.12 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease.

16.13 Severability. If any condition or provision of this Lease shall be held invalid or unenforceable to any extent under any applicable law or by any court of competent jurisdiction, the remainder of this Lease shall not be affected thereby, and each condition and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

16.14 Authority. Each individual executing this Lease on behalf of a partnership, corporation or other similar business entity represents and warrants that she or he is duly authorized to execute and deliver this Lease on behalf of such entity and that this Lease is binding upon such entity in accordance with its terms.

16.15 No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Premises shall not in any way affect this Lease or impose any liability on Landlord.

16.16 Entire Agreement. This Lease, along with any Exhibits affixed hereto, constitutes the entire and exclusive agreement between Landlord and Tenant relative to the Premises.

16.17 Recording. Tenant shall not record this Lease; provided, however, that concurrently with the execution of this Lease, the parties may execute a notice of lease in statutory form which Tenant may record in the Middlesex North Registry of Deeds.

16.18 No Modification. This Lease may not be changed, modified, abandoned or discharged, in whole or in part, nor any of its provisions waived, except by a written instrument which is executed by both parties hereto.

16.19 No Representations, Warranties or Liability. Neither Landlord nor Landlord’s agents or attorneys have made any representations or warranties with respect to the Premises or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall

PATRIOT CARE CORP.

Application 3 of 3, Exhibit 5.1

be acquired by Tenant by implication or otherwise. Except as otherwise provided herein, Landlord’s liability under this Lease shall be limited to Landlord’s interest in the Premises, it being specifically agreed that in no event shall Landlord, or any manager, officer, member, or other principal or representative of Landlord ever be personally liable for any judgment or other liability or for the payment of any monetary obligation of Tenant.

16.20 Limitation of Liability. Neither the partners comprising Landlord, nor the partners, directors, officers, parent companies or subsidiary companies of any of the foregoing (collectively the “Parties”) shall be liable for the performance of Landlord’s obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord’s obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord’s obligations under this Lease shall not exceed and shall be limited to Landlord’s interest in the Premises and Tenant shall not look to the property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.

16.21 Consents. Tenant hereby waives any monetary claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any requested consent, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment. In the event of such a determination, the requested consent shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal to give such consent. The sole remedy for Landlord’s unreasonably withholding or delaying of consent shall be as provided in this Section.

16.22 Waiver. The failure of Landlord to exercise its rights in connection with any breach or violation of any term, covenant, or condition herein contained, shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptances of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such proceeding breach at the time of acceptance of such Rent.

16.23 No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate any and all existing subleases or sub-tenancies, or operate as an assignment to Landlord of any or all of such subleases or sub-tenancies.

16.24 Triple Net Lease. It is understood and agreed that this Lease is and shall be a so-called triple net lease, so that, except as expressly provided herein, all tax, maintenance and insurance costs, expenses and charges of every kind and nature relating to the Premises and/or the use and occupancy thereof which may become due during the Initial Term, if applicable, shall be paid by Tenant when due without notice, demand, abatement, deduction or set-off.

16.25 Non-Disturbance Agreements. Tenant may have a Non-Disturbance agreement in a form reasonably acceptable to Tenant from any lenders or mortgagor as a condition to any subordination of its interests.

16.26 Limitation on Landlord Rights. During the term hereof, Landlord shall not have the right to grant and lease, license, or other occupancy or use rights to third parties with respect to the Premises. Tenant shall have the right, upon notice to Landlord, but without the requirement of obtaining Landlord’s consent, to enter into licenses and other agreements with telecommunications providers whereby such providers may install telecommunications dishes, antennae, and related equipment. on the Premises, and Landlord shall not be entitled to receive any additional compensation in connection therewith.

LANDLORD:

PAGSON, LLC, a Delaware limited liability company

PATRIOT CARE CORP.

Application 3 of 3, Exhibit 5.1

By:	/s/ William J. Roderick, Jr.
Its:	President

TENANT:

PATRIOT CARE CORPORATION, a Massachusetts non-profit corporation,

By:	/s/ Robert Mayerson
Its:	President